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                                 Exhibit 99.3
                      Stock Certification and Order Form
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                                                                                                                        EXHIBIT 99.3

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                                                                        LOGO: CONNECTICUT BANCSHARES, INC.
                                                              Subscription & Direct Community Offering Stock Order Form
                                                              ------------------------------------   -------------------------------
                                                              Bank Use                               The Savings Bank of Manchester
                                                                                                            Conversion Center
                                                              ------------------------------------
                                                              IMPORTANT-PLEASE NOTE: A properly     _______________________
                                                              completed original stock order form   _____________, CT XXXXX
                                                              must be used to subscribe for Common  (XXX) XXX-XXXX or (XXX) XXX-XXXX
                                                                                                    --------------------------------
                                                              Stock. Copies of this form are not              Expiration Date
                                                              required to be accepted. Please read        for Stock Order Forms:
                                                              the Stock Ownership Guide and           _______, ____________, 2000
                                                              Stock Order Form instructions as        12:00 noon Eastern Time,
                                                              you complete this form.                     unless extended
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    (1) Number of Shares                     (2) Total Payment Due       The minimum number of shares that may be subscribed for is
------------------------- Subscription Price ----------------------      25. The maximum number of shares that may be subscribed for
                          X $ 10.00 =                                    in the Subscription Offering is 25,000 shares. The maximum
-------------------------                    ----------------------      number of shares that may be subscribed for in the Direct
                                                                         Community offering by any person, together with associates or persons acting in concert, is 25,000 shares. See
                                                                         instructions.
====================================================================================================================================
[_] (3) Employee/Officer/Director Information
    Check here if you are an employee, officer, director of              (6) Purchaser Information
    Connecticut Bankshares, M.H.C. or The Savings Bank of                a [_] Check here if you are an Eligible Account Holder with
    Manchester or a member of such person's immediate family                   a deposit account(s) totalling $50.00 or more as of
    living in the same household.                                              the close of business on July 31, 1998. List
-----------------------------------------------------------------              account(s) below.
    (4) Method of Payment/Check                ----------------
    Enclosed is a check, bank draft or money     Check Amount            b [_] Check here if you are a director, officer or employee
    order made payable to Connecticut                                          of the Bank who is not entitled to a higher priority
    Bancshares, Inc. in the amount indicated   ----------------                subscription right.
    in this box.
=================================================================  -----------------------------------------------------------------
    (5) Method of Payment/Withdrawal                                Account Title (Names on Accounts)  Account Number(s)  Bank Use
    The undersigned authorizes withdrawal from the following       _________________________________________________________________
    account(s) at The Savings Bank of Manchester. Individual
    Retirement Accounts maintained at The Savings Bank of          _________________________________________________________________
    Manchester cannot be used unless special transfer
    arrangements are made. There is no early withdrawal            _________________________________________________________________
    penalty for this form of payment.
-----------------------------------------------------------------  _________________________________________________________________
        Account Number(s)       Withdrawal Amount(s)    Bank Use
_________________________________________________________________  ________________________________________________________________

_________________________________________________________________  PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS IN 6a ABOVE MAY
                                                                   RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.
_________________________________________________________________  IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS
                                                                   STOCK ORDER FORM.
_________________________________________________________________
   Total Withdrawal Amount
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    (7) Stock Registration/Form of Stock Ownership                                                  -------  ------- -------------
[_] Individual                            [_] Joint Tenants             [_] Tenants in Common              -        -
                                                                                                    -------  ------- -------------
[_] Fiduciary (i.e. trust, estate, etc.)  [_] Company/Corp/Partnership  [_] Uniform Transfers to Minors Act
[_] IRA or other Qualified Plan - Beneficial Owners SS#
    (8) Name(s) in which stock is to be registered (PLEASE PRINT CLEARLY)- ADDING THE NAMES OF OTHER PERSON(S) WHO ARE NOT OWNERS OF
                                                                           YOUR QUALIFYING ACCOUNT(S) WILL RESULT IN YOUR ORDER
                                                                           BECOMING NULL AND VOID.
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      Name(s)                                                                             Social Security # or Tax ID

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      Name(s) continued                                                                   Social Security # or Tax ID

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      Street Address                                                                      County of Residence

      ------------------------------------------------------------------------------------------------------------------------------
      City                                                  State          Zip Code

      ------------------------------------------------------------------------------------
    (9) Telephone -   Daytime (        )                    Evening (        )
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[_] (10) NASD Affiliation - Check here if you are a member of the National Association  [_] (11) Associates - Acting In Concert
    of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a    Check here, and complete the reverse side of
    member of the immediate family of any such person to whose support such person      this form, if you or any associates or
    contributes, directly or indirectly, or the holder of an account in which an NASD   persons acting in concert with you (as
    member or person associated with an NASD member has a beneficial interest. To       defined on the reverse side of this form)
    comply with conditions under which an exemption from the NASD's Interpretation      have submitted other orders for shares in
    With Respect to Free-Riding and Withholding is available, you agree, if you have    the Subscription and/or Direct Community
    checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the      Offerings.
    stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
====================================================================================================================================
    (12) Acknowledgment - To be effective, this stock order form and accompanying certification form must be         BANK USE ONLY
    properly completed and physically received by The Savings Bank of Manchester no later than 12:00 noon,       ==================
    Eastern time, on _______, ___________ __, 2000, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by The Savings Bank of
    Manchester, this stock order form may not be modified, withdrawn or canceled without the Bank's consent and if authorization to withdraw from deposit accounts at the Bank has been given as payment for shares,
    the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.     ==================
    Under penalty of perjury, I hereby certify that the Social Security or Tax ID number and the information provided on this stock order form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares herewith.
    It is understood that this stock order form will be accepted in accordance with, and subject to, the terms
    and conditions of the plan of conversion of the Bank described in the accompanying Prospectus. The           ------------------
    undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this            BANK USE ONLY
    stock order form to the Bank.                                                                                ==================

    Applicable regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. The Savings Bank of Manchester and Connecticut Bancshares, Inc.
    will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
  -------------------------------------------------------   --------------------------------------------------
   Signature                                    Date         Signature                               Date

  -------------------------------------------------------   --------------------------------------------------
                                     THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED
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  Item (6) a - (continued)
----------------------------------------------------------------------   "Associate" is defined as: (i) any corporation or
 Account Title (Names on Accounts)     Account Number(s)  Bank Use       organization (other than Connecticut Bankshares, M.H.C.,
______________________________________________________________________   Connecticut Bancshares, Inc., the Bank or a majority-
                                                                         owned subsidiary of the Bank) of which such person is an
______________________________________________________________________   officer or partner or is, directly or indirectly, the
                                                                         beneficial owner of 10% or more of any class of equity
______________________________________________________________________   securities; (ii) any trust or other estate in which such
                                                                         person has a substantial beneficial interest or as to which
______________________________________________________________________   such person serves as a trustee or in a similar fiduciary
                                                                         capacity; provided, however, such term shall not include
______________________________________________________________________   Connecticut Bancshares, Inc.'s or The Savings Bank of
                                                                         Manchester's employee benefit plans in which such person
______________________________________________________________________   has a substantial beneficial interest or serves as a
                                                                         trustee or in a similar fiduciary capacity; and (iii) any
______________________________________________________________________   relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who
  Item (11) - (continued)                                                is a director or officer of Connecticut Bankshares, M.H.C.,
  List below all other orders submitted by you or Associates             Connecticut Bancshares, Inc. or the Bank or the Holding
  (as defined) or by persons acting in concert with you.                 Company or any subsidiaries thereof. Directors or officers of Connecticut Bankshares, M.H.C., Connecticut Bancshares,
-----------------------------------------------------------------        Inc. or the Bank are not treated as associates solely
                                             Number of Shares            because of their Board memberships.
 Name(s) listed on other Stock Order Forms       Ordered
_________________________________________________________________        "Acting in Concert" is defined to include a combination or pooling of voting or other interests in the securities of
_________________________________________________________________        an issuer for a common purpose under any contract,
                                                                         understanding, relationship, agreement or other arrange-
_________________________________________________________________        ment, whether written or otherwise. In general, a person
                                                                         who acts in concert with another party shall also be deemed
_________________________________________________________________        to be acting in concert with any person who is also acting in concert with that other party. Connecticut Bancshares
_________________________________________________________________        and Savings Bank of Manchester may presume that certain
                                                                         persons are acting in concert based upon, among other
                                                                         things, joint account relationships and the fact that
                                                                         persons may have filed joint Schedules 13D with the
                                                                         Securities and Exchange Commission with respect to other
                                                                         companies.

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                               YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
                                                         CERTIFICATION FORM

     I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL
     DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY THE SAVINGS BANK OF MANCHESTER, CONNECTICUT BANCSHARES,
     INC., THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

     I further certify that, before purchasing the Common Stock, par value $0.01 per share, of Connecticut Bancshares, Inc.
     (the "Company"), the proposed holding company for The Savings Bank of Manchester, I received a Prospectus of the Company dated _______________ ___, 2000 relating to such offer of Common Stock.

     The Prospectus that I received contains disclosure concerning the nature of the Common Stock being offered by the Company and describes in the "Risk Factors" section beginning on page ____, the risks involved in the investment in this Common
     Stock, including but not limited to the:

      1.  Savings Bank of Manchester's lower than average return on equity may decrease the market price of the common stock.
      2.  Competition has hurt Savings Bank of Manchester's net interest income.
      3.  Savings Bank of Manchester's increased emphasis on commercial lending may hurt both asset quality and profits.
      4.  Declining interest rates could hurt Savings Bank of Manchester's profits.
      5.  A downturn in the local economy could hurt Savings Bank of Manchester's profits.
      6.  Management will have substantial discretion over investment of the offering proceeds and may make investments with which you may disagree.
      7.  Year 2000 data processing problems could interrupt and hurt Savings Bank of Manchester's operations.
      8.  Establishment of the SBM Foundation will hurt Connecticut Bancshares' profits for the year 2000.
      9.  The contribution to SBM Foundation means that a stockholder's total ownership interest will be 7.4% less after the contribution.
     10.  Contribution to SBM Foundation may not be tax deductible which could hurt Connecticut Bancshares' profits.
     11.  Implementation of additional benefit plans will increase future compensation expense and lower Savings Bank of
          Manchester's profits.
     12.  Expected voting control by management and employees may make takeover attempts more difficult to achieve.
     13.  Issuance of shares for benefit program may lower your ownership interest.
     14.  Anti-takeover provisions and statutory provisions could make takeover attempts more difficult to achieve and may decrease the market price of common stock.
     15.  Employment and change in control agreements, the employee stock ownership plan, supplemental executive retirement plan and the severance plan could make takeover attempts more difficult to achieve.
     16.  Connecticut Bancshares cannot assure or guarantee an active trading market for the common stock.
     17.  Banking reform legislation restricts the activities in which Connecticut Bancshares may engage compared to existing unitary holding companies.

               By Executing the Agreement the Investor is Not Waiving Any Rights Under the Federal Securities Laws.
        -------------------------------------------------------   --------------------------------------------------
         Signature                                    Date         Signature                               Date

        -------------------------------------------------------   --------------------------------------------------

        -------------------------------------------------------   --------------------------------------------------
         Name (Please Print)                                       Name (Please Print)

        -------------------------------------------------------   --------------------------------------------------
                                    THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK
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[LOGO] Connecticut Bancshares, Inc.

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Stock Ownership Guide
Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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Joint Tenants
Joint Tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
_______________________________________________________________________________
Uniform Transfers to Minors Act ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Connecticut Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA CT(use minor's social security number).
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Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title(name). If an individual and a corporation, list the corporation's title before the individual.
 .  The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 . A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 .  The name of the maker, donor or testator and the name of the beneficiary.
An example of fidiciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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Stock Order Form Instructions

Items 1 and 2-Number of Shares and Total Payments Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription Offering is 25 shares. As more fully described in the plan of conversion outlined in the Prospectus, the maximum purchase by each Eligible Account Holder in the Subscription Offering is $250,000 (25,000 shares), and the maximum purchase in the Direct Community Offering by any person, together with associates or persons acting in concert, is $250,000 (25,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 1.0% of the shares offered. Based on the offering of 13,225,000 shares, 1.0% amounts to 132,250 shares. The aggregate purchase price of the shares of common stock that will be ultimately sold in the conversion has not yet been determined, but will be within the range of prices set forth in the Prospectus or any supplement thereto.
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Item 3-Employee/Officer/Director Information
Please check this box to indicate whether you are an employee, officer, or director of The Savings Bank of Manchester or a member of such person's immediate family living in the same household.
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Item 4-Method of Payment by Cash or Check
Payment for shares may be made in cash (only if delivered by you in person to a full service banking office of The Savings Bank of Manchester) or by check, bank draft or money order payable to Connecticut Bancshares, Inc. Your funds will earn interest at the Bank's passbook rate of interest until the conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please indicate the total check(s) amount in this box if your method of payment is by check, bank draft or money order.
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Item 5-Method of Payment By Withdrawal
If you pay for your stock by a withdrawal from a deposit account at The Savings Bank of Manchester, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account at the Bank is an Individual Retirement Account or Qualified Plan unless special transfer arrangements are made.
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Item 6-Purchaser Information
a. Please check this box if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more as of the close of business on July 31, 1998.
b. Please check this box if you are a director, officer or employee of the Bank who is not entitled to a higher priority subscription right.
Please list all names and all account numbers on accounts you had at these dates in order to insure proper identification of your purchase rights.
Please note: Failure to list all your accounts regarding 6a above may result in the loss of part or all of your subscription rights.
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Items 7,8,9-Stock Registration/Form of Stock Ownership, Names and Telephone
Number
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your Connecticut Bancshares, Inc. Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone number(s). We may need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide". Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.
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Item 10- NASD Affiliation
Please check this box if you are a member of the NASD or if this item otherwise applies to you.
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Item 11-Associates-Acting in Concert
Please check this box if you or any associate or person acting in concert with you (as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock order form.
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Item 12-Acknowledgement
Please sign and date the stock order form and certification form where indicated. Before you sign, review the stock order form, including the acknowledgement, and the certification form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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 You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order form and certification form to any full-service banking office of The Savings Bank of Manchester. Your stock order form and certification form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be physically received by The Savings Bank of Manchester no later than 12:00 noon, Eastern time, on _____ __________, 2000, unless extended, or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form and certification form, you may call our conversion center at (XXX)XXX-XXXX or (XXX)XXX_XXXX, Monday through Friday from 10:00 a.m. to 4:00 p.m.
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